Exhibit 10.1

SETTLEMENT AGREEMENT

This Settlement Agreement (“Agreement”), entered into as of October 5, 2008, is made by and between Innotrac Corporation (“INOC”) and Mark E. Dottore, as the Court appointed Receiver for all assets of any kind of IPOF L.P., IPOF Fund, IPOF Fund II, L.P., GSI and GSGI1 (which are collectively referred to as the “IPOF Fund”) acting for and on behalf of the IPOF Fund.  The IPOF Fund and INOC are collectively referred to herein as the “Parties.”

RECITALS

A.  In November 2005, persons comprising all IPOF Fund limited partner/investors filed or subsequently joined as plaintiffs in an action captioned Sheldon Gordon, et al. v. David Dadante, et al., Case No. 1:05 CV 2726, in the United States District Court for the Northern District of Ohio (the “Receivership Action”).

B.  Mark E. Dottore (the “Receiver”) was by Orders in the Receivership Action entered November 23, 2005 and December 1, 2005 as supplemented by an Order entered October 6, 2006, duly appointed as the Receiver for all assets of any kind of the IPOF Fund (the “Receivership Estate”), and was invested by the Court with the power to administer the Receivership Estate with the same rights and powers as a general partner in a limited partnership pursuant to the law of Ohio.

C.  Assets of the IPOF Fund for which Dottore is the Receiver include 4,321,771 shares of common stock of INOC, representing approximately 35.1% of the total shares outstanding, all of which the Receiver desires to sell for the benefit of IPOF Fund and its limited partners/investors.

D.  In addition to the Receivership Action there are actions pending in the United States District Court for the Northern District of Ohio captioned Amantea v. Innotrac, et al., Case No. 07 CV 03542 (the “Amantea Action”), and Small v. Regalbuto, Case No.1:06 CV 01721 (the “Small Action”), in which certain IPOF Fund limited partners/investors are either parties or proposed parties who assert or seek to assert individual claims against INOC and certain of its current and former officers and directors.

1           “GSI” and “GSGI” purportedly are entities established by David Dadante to perpetuate a fraudulent scheme regarding the IPOF Fund.

E. Since the establishment of the Receivership, INOC and the Receiver have engaged in cooperative efforts intended to bring about the sale or disposition of INOC common stock held by IPOF Fund so as to realize the fair value of that stock for the benefit of IPOF Fund.  INOC has entered into a merger agreement more particularly identified below, and the Parties each believe that the merger is in the best interests of INOC and the IPOF Fund, and will provide the IPOF Fund with the means of liquidating its shares of INOC common stock at a fair value.  INOC has entered into this Settlement Agreement in conjunction with the merger agreement, and the Parties acknowledge that the merger is contingent upon, among other things, (i) the settlement and release of any and all existing or potential claims, disputes or causes of action by the IPOF Fund, on its own behalf and on behalf of all of its direct or indirect subsidiaries, parents, successors and other affiliates, general and limited partners and investors, and their respective past, present and future officers, directors, shareholders, affiliates, employees, agents and representatives, and their respective successors, predecessors, heirs and assigns and attorneys, against INOC and its direct or indirect subsidiaries, parents, successors and other affiliates, and their respective past, present and future officers, directors, shareholders, affiliates, employees, agents and representatives, and their respective successors, predecessors, heirs and assigns and attorneys (collectively, the “INOC Released Parties”) in the Receivership, Small and Amantea Actions; and (ii) the issuance of certain ancillary orders as further provided herein in connection with approval of this settlement.

F.  In undertaking to resolve, settle and dismiss these claims, disputes and causes of action, the Parties agree and acknowledge that this Agreement is not premised on any finding or ruling by any court or other authority, or any admission by the INOC Released Parties, that there has been any fraud or other misconduct on the part of any of the INOC Released Parties with respect to the Receivership, Small or Amantea Actions or any other of the above-referenced claims, disputes or causes of action.

G.  This Settlement Agreement is subject to approvals by the United States District Court for the Northern District of Ohio in the Receivership, Small and Amantea Actions, and such determinations or findings the Court deems necessary or appropriate to effectuate the Agreement (“Court Approval”), as well as issuing certain ancillary orders as provided herein.

NOW THEREFORE, the Parties, for the consideration recited and as set forth herein, and, subject to Court Approval, intending to be legally bound, hereby agree as follows:

1.           Innotrac Stock.  Simultaneous with the execution of this Agreement, INOC has entered into a merger agreement with GSI Commerce, Inc. (the “Purchaser”) (the “Merger Agreement”) pursuant to which all shares of INOC stock, including all shares held by the Receiver, will be acquired for either (i) a combination of cash and Purchaser's stock or (ii) all cash, as provided in the Merger Agreement (the “Merger Consideration”).  The term “Merger Agreement” as used herein will also include any amendment to the Merger Agreement entered into by INOC after the date hereof that is approved by its Board of Directors.  The shares held by the IPOF Fund will be entitled to receive in the merger the same per share Merger Consideration per share to be paid to all other INOC shareholders pursuant to the Merger Agreement.  The Receiver shall receive the IPOF Fund’s share of the Merger Consideration with respect to the shares owned by the IPOF Fund directly from the Purchaser, as provided in the Merger Agreement.  The Parties agree that the Merger Consideration per share provided for in the Merger Agreement is a fair and equitable price for INOC shares and it is in the best interests of all INOC shareholders to vote in favor of such merger.  The purchase of INOC shares for an amount equal to Merger Consideration per share is a material term of this Agreement and this Agreement will be of no further effect if the merger is not consummated for any reason.

2.           Court Approval. Within one day of the execution of this agreement, the Receiver will file a motion in the Receivership Action that will include a request for immediate conditional approval and for final approval from the Court regarding the matters described in Section 4 below.  The Parties agree that obtaining said conditional approval and final approval is a material term of this Agreement and the Merger Agreement.  The Receiver shall exercise his best efforts to obtain conditional approval as provided herein no later than two days after the filing of the motion seeking approval of this Agreement.  Final approval shall be subject to such orders the Court may issue and on a schedule to be determined by the Court.  The Parties agree to file such motions and briefs and to present such arguments and otherwise use their reasonable best efforts to take any and all such further actions as may be necessary or appropriate to support this Agreement and to obtain Court Approval.

3.           Cash Payment. Simultaneous with the closing of the INOC merger, INOC will pay to the Receiver the total sum of one hundred thousand dollars ($100,000) (the “Cash Payment”) for the benefit of the limited partners/investors of the IPOF Fund.  Neither INOC nor the Purchaser shall have any responsibility or liability for the apportionment of the Cash Payment among the partners/investors of the IPOF Fund or any parties to the Receivership, Small or Amantea Actions, or to any person claiming any right to distribution thereof in the administration of the Receivership Estate.  The IPOF Fund and/or any person to whom all or any part of the Cash Payment shall be distributed shall be solely responsible for any tax consequences that may arise from acceptance of the Cash Payment or any portion thereof.

4.           Conditions. It is a condition to the effectiveness of Sections 1 through 3 and 5 through 7 of this Agreement, and a condition to the obligations of INOC and the Purchaser to consummate the transactions contemplated by the Merger Agreement, that: (i) the Court grant conditional and final approval of this Agreement, (ii) the Court grant conditional and final approval of the sale of the shares of INOC stock owned by the IPOF Fund pursuant to the Merger Agreement, (iii) the Court order the dismissal with prejudice of the INOC Released Parties from the Receivership, Small and Amantea Actions and (iv) the Court issue the Bar Order in the form attached as Exhibit A.

5.           Voting Agreement. If requested by the Purchaser in connection with the Merger Agreement, the Receiver will enter into a mutually satisfactory voting agreement with the Purchaser, and will vote the shares held by the IPOF Fund in favor of the merger, subject to the terms and conditions of such voting agreement, which agreement shall be substantially identical to the voting provisions contained in the voting agreement entered into by Scott Dorfman pursuant to the Merger Agreement.

6.           Escrow Account and Conditions for Release of Escrow.  The Merger Consideration received by the Receiver from the sale of INOC shares pursuant to the Merger Agreement, and the Cash Payment received by the Receiver under this Agreement, shall be held in an escrow account for the benefit of the limited partners/investors of the IPOF Fund (which escrow account may include a brokerage account for the purpose of selling any Purchaser stock received as part of the Merger Consideration) established by the Receiver for that purpose.  The escrow agent for such escrow account shall be jointly selected by the Receiver and INOC, and the escrow agreement applicable to the account established by the Receiver to hold the Merger Consideration and the Cash Payment shall be in the form of Exhibit C and shall include a provision implementing this Section 6.  The Receiver may, with Court approval, liquidate the portion of the Merger Consideration consisting of stock at any time, with proceeds resulting therefrom to be retained in escrow until the conditions referenced in this Section 6 are met.  The Receiver agrees that none of the Merger Consideration or the Cash Payment is to be released from the escrow account or distributed to any person unless and until all of the following conditions are satisfied:

(a)
Such person has executed, with such execution witnessed by a Notary Public, and delivered a release in the form of Exhibit B for the benefit of the INOC Released Parties, the Purchaser and its direct or indirect subsidiaries, parents, successors and other affiliates, and their respective past, present and future officers, directors, shareholders, affiliates, employees, agents and representatives, and their respective successors, predecessors, heirs and assigns and attorneys (collectively, the “Purchaser Released Parties”), and the Receiver;

(b)
The release and distribution has been approved by the Court as part of the Court’s approval of the terms of this Agreement and such plan of distribution and determination of rightful claims by the Receiver has been approved by the Court;

(c)
The Court has issued final orders pursuant to Fed. R. Civ. P. 54(b) with respect to the Court’s approval of the terms of this Agreement and such plan of distribution and determination of rightful claims by the Receiver and dismissal of claims against the INOC Released Parties in the Receivership, Small and Amantea Actions; and

(d)	The Bar Order referenced in Section 4(iv) above remains in effect.

7.           Releases.  The following releases shall be effective as of the closing of the INOC merger pursuant to the Merger Agreement:

   (a)    INOC, on its own behalf and on behalf of each of its direct or indirect subsidiaries, parents, and other affiliates, and their respective past, present and future officers, directors, shareholders, affiliates, employees, agents and representatives and their respective successors, predecessors, heirs and assigns and attorneys, whether in a representative or individual capacity, jointly and severally, fully and forever, release and covenant not to sue the IPOF Fund and all of its direct or indirect subsidiaries, parents, successors and other affiliates, general and limited partners and investors, and their respective past, present and future officers, directors, shareholders, affiliates, employees, agents and representatives, and their respective successors, predecessors, heirs and assigns and attorneys, whether in a representative or individual capacity, with respect to all manner of actions, causes of action, suits, debts, dues, charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages and expenses (including attorneys’ fees and costs) of any nature whatsoever, in law or equity, that INOC had, now has, or may in the future have arising out of or relating in any way to the purchase or ownership of INOC stock by the IPOF Fund.

   (b)           The IPOF Fund, on its own behalf and on behalf of each of its direct or indirect subsidiaries, parents, successors and other affiliates, general and limited partners and investors, and their respective past, present and future officers, directors, shareholders, affiliates, employees, agents and representatives and their respective successors, predecessors, heirs and assigns, and attorneys, whether in a representative or individual capacity, jointly and severally, fully and forever, release and covenant not to sue any of the INOC Released Parties or the Purchaser Released Parties, whether in a representative or individual capacity, with respect to all manner of actions, causes of action, suits, debts, dues, charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages and expenses (including attorneys’ fees and costs) (collectively referred to as “Claims”) of any nature whatsoever, in law or equity, that they or any of them have had, now have, or may in the future have, including but not limited to any Claims that have been or could have been brought with respect to the facts or circumstances alleged in the Receivership, Small or Amantea Actions or which arise out of or relate in any way to the purchase or ownership of INOC stock by the IPOF Fund or any other entity created by, maintained by, or relating in any way to David Dadante, or the trading in, granting or exercising of options in, or alleged manipulation of INOC stock.

   (c)           Each Party expressly waives any and all provisions, rights, and benefits conferred by any law or regulation of the United States, any state or territory of the United States or principle of common law that may be the basis for any Claim released hereunder.  The Parties shall not institute or prosecute against each other any administrative, civil or judicial process, action or proceeding or suit that relates to the facts or circumstances alleged, or damages or liabilities sought or that could have been sought in the Receivership, Small or Amantea Actions, or that arises out of or relates in any way to the purchase or ownership of INOC stock by the IPOF Fund or any other entity created by, maintained by, or relating in any way to David Dadante, or the trading in, granting or exercising of options in, or alleged manipulation of INOC stock, except as may be necessary to enforce this Agreement or a breach thereof.

   (d)           The releases herein shall be construed in accordance with Ohio Rev. Code Ann. § 2307.28 (West 2007) and Comer v. Risko, 833 N.E.2d 712, 717 (Ohio 2005) to bar any claims for contribution or legal or equitable indemnity against any of the INOC Released Parties or the Purchaser Released Parties, whether in a representative or individual capacity. For the avoidance of doubt, the Parties agree that they interpret these authorities to cover all Claims, whether or not such Claims sound in tort, contract, or federal or state statutory law.  Moreover, the Parties agree that the releases herein cover any Claim by the IPOF Fund or its direct or indirect subsidiaries, parents, successors and other affiliates, all general and limited partners and investors, and their respective past, present and future officers, directors, shareholders, affiliates, employees, agents and representatives and their respective successors, predecessors, heirs and assigns, and attorneys, whether in a representative or individual capacity, against any of the INOC Released Parties or the Purchaser Released Parties on any legal or equitable theory for any Claims arising out of the facts or circumstances alleged in the Receivership, Small or Amantea Actions, or that arise out of or that relate in any way to the purchase or ownership of INOC stock by the IPOF Fund or any other entity created by, maintained by, or relating in any way to David Dadante, or the trading in, granting or exercising of options in, or alleged manipulation of INOC stock.

   (e)           The foregoing releases and covenants not to sue shall not apply to compliance with the terms of this Agreement and with the exhibits attached hereto.

8.           Receiver’s Reporting on Release of Escrow.  The Receiver shall provide the following reports related to the release from escrow and distribution of the Merger Consideration and Cash Payment:

   (a)   Within two (2) days of the execution of this Agreement, the Receiver shall provide to INOC and Purchaser a written report identifying: (i) each IPOF Fund limited partner or investor, and (ii) the amount of each limited partner’s or investor’s aggregate capital contribution to the IPOF Fund (prior to any distributions or recoveries).

   (b)   Upon any release from escrow and distribution of the Merger Consideration and Cash Payment under the terms of Section 6(a) through (d) of this Agreement, the Receiver shall provide to INOC and Purchaser a copy of the release in the form of Exhibit B hereto executed by the IPOF Fund limited partner or investor and a written report identifying the amount distributed to such IPOF Fund limited partner or investor.

9.           Third-Party Beneficiaries.  No provision of this Agreement is intended to or shall be construed to grant or confer any right to enforce this Agreement, or any remedy for breach of this Agreement, to or upon any person, other than (i) the parties hereto and (ii) the Purchaser Released Parties and the other INOC Released Parties, who shall be considered third-party beneficiaries of this Agreement.

10.          Attorneys’ Fees and Costs.  Each Party shall bear its own costs and attorneys’ fees incurred in the Receivership, Small and Amantea Actions, and in performing its covenants under this Agreement.  This paragraph shall not be construed to preclude the INOC Released Parties or the Purchaser Released Parties from seeking to recover its reasonable attorneys’ fees and expenses from any other person, either in the Receivership, Small and Amantea Actions or any other case, including the individual plaintiffs in those cases, pursuant to Fed. R. Civ. P. 11 or otherwise, if an INOC Released Party or Purchaser Released Party is forced to file motions or briefs or to take other action to enforce or to defend this Agreement or to have the claims against the INOC Released Parties or the Purchaser Released Parties in the Receivership, Small or Amantea Actions or other cases dismissed.  The Receiver agrees that he shall take and bear the expense of any and all actions as is reasonably necessary or appropriate to obtain and enforce the Bar Order as provided in Sections 4 and 6 above and compliance with the Release described in Section 7 for the benefit of the INOC Released Parties and the Purchaser Released Parties.

11.          No Admission/Waiver.  The Parties expressly understand and acknowledge that this Agreement constitutes a compromise and settlement of disputed claims.  No action taken by any Party, either previously or in connection with this Agreement, shall be deemed or construed to be an admission of the truth or falsity of any claims heretofore made or an acknowledgment or admission by any Party of any fault or liability whatsoever to another Party.  This Agreement is entered into solely in settlement of such claims and to avoid the disruption, time, and expense of litigation.

12.          Continuing Jurisdiction.  The United States District Court for the Northern District of Ohio shall retain jurisdiction to enforce this Agreement and any disputes or other claims and/or cases that relate to or involve this Agreement.

13.          Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio without regard to the conflicts of law principles thereof.

14.          Entire Agreement.  This Agreement and the Exhibits hereto constitute the entire agreement between and among the Parties regarding the claims and matters discussed herein.  Except as expressly set forth in this Agreement, there are no representations, warranties, or endorsements, whether oral, written, expressed or implied, that in any way affect or condition the validity of this Agreement or any of its conditions or terms.  Any other provisions of this Agreement to the contrary notwithstanding, this Agreement may be modified only by a writing signed by all Parties and this provision cannot be orally waived.

15.          Severability.  If any term, condition or provision contained herein shall contravene or be invalid under applicable law, such contravention or invalidity shall not invalidate the whole Agreement, but the Agreement shall be construed as not containing the particular term and condition or provision held to be invalid, and the rights and obligations of the Parties shall be construed and enforced accordingly.

16.          Representations.  This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties, with the full intent of releasing all claims against each other.  Each Party acknowledges that:

(a)           It has read this Agreement;

(b)          It has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of its own choice;

(c)          It understands the terms and conditions, provisions, and consequences of this Agreement and of the agreements it contains; and

(d)          It is fully aware of the legal and binding effect of this Agreement.

17.          Assignment.  This Agreement shall not be assigned by any party without the prior written consent of all other parties.  This Agreement shall be binding on, enforceable by and inure to the benefit of, each of the parties and their successors or assigns, provided that no assignment shall release the assignor from its obligations under the Agreement unless the other parties agree in writing to such release.

18.          Authority.  Each person executing this Agreement on behalf of any other person or persons hereby warrants that it has full authority to do so.

19.          Facsimile Signatures.  Execution of this Agreement may be by facsimile signature which shall be deemed to constitute an original.

20.          Counterparts.  This Agreement may be executed in counterparts.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives, on the respective dates set forth below.

Dated: October 5, 2008	INNOTRAC CORPORATION

	By:	/s/ Scott Dorfman

	Its:	CEO

Dated: October 5, 2008	IPOF FUND, L.P., IPOF Fund, IPOF Fund II, GSI and GSGI

	By:	/s/ Mark E. Dottore
Mark E. Dottore, Receiver

Exhibit “A” to Settlement Agreement
dated October 5, 2008

IN THE UNITED STATES DISTRICT COURT
FOR THE NORTHERN DISTRICT OF OHIO
Eastern Division

SHELDON GORDON, et al.,	)	Case No. 1:05CV2726
)
Plaintiffs,	)	Judge Kathleen O’Malley
)
v.	)
)
DAVID DADANTE, et al.	)
)
Defendants.	)

MARK SMALL, et al.,	)	Case No. 1:06CV1721
)
Plaintiffs,	)	Judge Kathleen O’Malley
)
v.	)
)
FRANK REGALBUTO, et al.	)
)
Defendants.	)

NANCY AMANTEA, et al.,	)	Case No. 1:07CV3542,
)
Plaintiffs,	)	Judge Kathleen O’Malley
)
v.	)
)
INNOTRAC, INC., et al.	)
)
Defendants.	)

BAR ORDER, PERMANENT INJUNCTION AND DISMISSAL OF CLAIMS

           WHEREAS, on October __, 2008, Mark E. Dottore, Receiver (“Receiver”), filed a motion (the “Motion”) seeking a judicial determination that in connection with a proposed settlement between and among Innotrac Corporation (“INOC”) and IPOF Fund, L.P. (“IPOF”), in the above-captioned action Case No. 1:05CV2726 (the “Receivership Action”): (i) an order should issue dismissing any and all claims, counterclaims, crossclaims and third-party complaints against INOC and certain of its officers named as defendants (the “INOC Defendants”) currently pending in the cases captioned Amantea v. Innotrac, et al., Case No.07 CV 03542 (the “Amantea Action”), and Small v. Regalbuto, Case No.1:06 CV 01721 (the “Small Action”); and (ii) an order should issue barring and enjoining any and all present and future claims against the persons and entities defined herein as the “INOC Released Parties,” whether for indemnity, contribution, or otherwise, arising out of, in connection with, or in any way related to the Receivership Action, the Amantea Action, the Small Action, or the allegations therein; and

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           WHEREAS, the Receiver has filed a Motion in the Small Action seeking a determination that as a result of the settlement between and among INOC and IPOF in connection with the Receivership Action: (i) an order should issue dismissing the third-party claims against the INOC Defendants in the Small Action; and (ii) an order should issue barring and enjoining any and all present and future claims against the INOC Released Parties, whether for indemnity, contribution, or otherwise, arising out of, in connection with, or in any way related to the claims that have been or could have been asserted in the Small Action; and

           WHEREAS, the Receiver has filed a Motion in the Amantea Action seeking a determination that as a result of the settlement between and among INOC and IPOF in connection with the Receivership Action: (i) an order should issue dismissing all claims against the INOC Defendants in the Amantea Action, and (ii) barring and enjoining any and all present and future claims against the INOC Released Parties, whether for indemnity, contribution, or otherwise, arising out of, in connection with, or in any way related to the claims that have been or could have been asserted in the Amantea Action; and

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           WHEREAS, due and proper notice of the Motion and the hearing held in connection with the Motion on _______, 2008 (the “Hearing”) has been given to all interested persons, and the Court has considered the papers filed by Receiver in support of its Motion, and all objections to the Motion whether filed with the Court or presented at the Hearing, and such other and further evidence and argument as was presented at the Hearing.

           NOW, THEREFORE, it is hereby ordered that:

           I.           For purposes of this Order, the term “INOC Released Parties” refers to INOC, Scott Dorfman, David L. Gansey, David Ellin, Larry C. Hanger, Peter Toner, Jr., and INOC’s direct or indirect subsidiaries, parents, successors and other affiliates, and their respective past, present and future officers, directors, shareholders, affiliates, employees, agents and representatives, and their respective successors, predecessors, heirs and assigns and attorneys, and each of them.  The successors of Innotrac Corporation included in the term “INOC Released Parties” shall include GSI Commerce, Inc. and its direct or indirect subsidiaries, parents, successors and other affiliates, and their respective past, present and future officers, directors, shareholders, affiliates, employees, agents and representatives, and their respective successors, predecessors, heirs and assigns and attorneys.

           II.          For purposes of this Order, the term “IPOF” refers to IPOF L.P., IPOF Fund, IPOF Fund II, L.P., GSI and GSGI (which are collectively referred to as “IPOF”) and their respective direct or indirect subsidiaries, parents and other affiliates, all general and limited partners and investors, and their respective past, present and future employees, officers, directors, successors, predecessors, heirs and assigns and attorneys, and each of them.

           III.         For purposes of this Order, the term “Receiver” refers to Mark E. Dottore, in his capacity as Receiver of IPOF.

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           IV.         For purposes of this Order, the term “Non-Settling Parties” refers to:

A.	all plaintiffs, defendants, counter-defendants, cross-defendants and third-party defendants, other than the INOC Released Parties, in the Receivership, Small and Amantea Actions; and

B.	any other person or entity that directly or through his/her/its counsel has been served with notice of the hearing on the Motion.

           V.          Each of the Non-Settling Parties is hereby permanently barred, enjoined and restrained from continuing, commencing, prosecuting, or asserting any claim against the INOC Released Parties arising out of the facts or circumstances alleged in the Receivership, Small or Amantea Actions or arising out of or relating in any way to the purchase or ownership of INOC stock by the IPOF Fund or any other entity created by, maintained by, or relating in any way to David Dadante, or the trading in, granting or exercising of options in, or alleged manipulation of INOC stock.

           VI.         The INOC Released Parties are hereby permanently barred, enjoined and restrained from commencing, prosecuting, or asserting any claim for indemnity or contribution for INOC’s liability to IPOF, or any similar claim where the injury to INOC is INOC’s liability to IPOF, against the Non-Settling Parties, arising out of or relating to the claims or allegations in the Receivership, Small or Amantea Actions.

           VII.        It is the Judgment of the Court that all claims against the INOC Released Parties in the Receivership, Small and Amantea Actions are hereby dismissed with prejudice.

           VIII.      Any judgment obtained by the Receiver or IPOF against any of the Non Settling Parties, or any party other than the INOC Released Parties, shall be reduced in accordance with applicable law.

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           IX.        Neither INOC’s settlement with IPOF, nor any of the settlement’s terms or provisions, nor any of the negotiations or proceedings connected with it, nor any of the documents or statements referred to therein shall be:

A.
construed as or deemed in any judicial, administrative, arbitration or other type of proceeding to be evidence of a presumption, concession, or an admission by the INOC Released Parties of the truth of any fact alleged or the validity of any claim that has been, could have been, or in the future might be asserted in the Receivership, Small or Amantea Actions; or

B.	construed as a concession or an admission by the INOC Released Parties that IPOF has suffered any damage.

           X.          The Court shall have and retain jurisdiction over the parties for all matters related to the administration, interpretation, effectuation, or enforcement of this Order, the settlement agreement between and among INOC and IPOF and any related disputes.

           XI.         There is no just reason for delay in the entry of final judgment as to the INOC Released Parties, and the Court hereby directs the clerk to enter judgment dismissing with prejudice all claims against the INOC Defendants, specifically including INOC, Scott Dorfman, David L. Gansey, David Ellin, Larry C. Hanger and Robert Toner, Jr. pursuant to Rule 54(b) of the Federal Rules of Civil Procedure.

           XII.        The clerk shall promptly serve copies of this Order upon all parties to this Action.

           XIII.       The Receiver shall promptly serve all other persons whom he believes may be subject to any provision of this Order, and shall, within thirty (30) calendar days from the date of entry of this Order, submit to this Court an affidavit identifying the name, address, date of service, and manner of service of each such Person he served with a copy of this Order in compliance with this provision.

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IT IS SO ORDERED.

Dated:
Honorable Kathleen J. O’Malley
United States District Judge

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Exhibit “B” to Settlement Agreement
dated October 5, 2008

ALL TO WHOM THESE PRESENTS SHALL COME OR MAY CONCERN, KNOW THAT

________________, an investor in IPOF FUND, L.P., IPOF II L.P., GSI, GSGI or any affiliate entity thereof ( collectively the “IPOF Fund”), as Releasor, on its own behalf and on behalf of each of its direct or indirect subsidiaries, parents, successors and other affiliates, general and limited partners and investors, and their respective past, present and future officers, directors, shareholders, affiliates, employees, agents and representatives, and their respective successors, predecessors, heirs and assigns and attorneys, whether in a representative or individual capacity, in consideration of the sum of One Dollar and other good and valuable consideration received from INNOTRAC CORPORATION (INOC), the receipt whereof is hereby acknowledged, jointly and severally, fully and forever release and discharge, and covenant not to sue, any of INOC, Scott Dorfman, David L. Gansey, David Ellin, Larry C. Hanger, Peter Toner, Jr. and INOC’s direct or indirect subsidiaries, parents, successors and other affiliates, including but not limited to GSI Commerce, Inc. and its direct or indirect subsidiaries, parents, successors and other affiliates, and each of their respective past, present and future officers, directors, shareholders, affiliates, employees, agents and representatives, and their respective successors, predecessors, heirs and assigns and attorneys, whether in a representative or individual capacity, with respect to all manner of actions, causes of action, suits, debts, dues, charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages and expenses (including attorneys’ fees and costs) (collectively referred to as “Claims”) of any nature whatsoever, in law or equity, which Releasor or any of them have had, now have, or may in the future have, including but not limited to Claims that have been or could have been brought with respect to the facts or circumstances alleged in the Receivership, Small or Amantea Actions or which arise out of or relate in any way to the purchase or ownership of INOC stock by the IPOF Fund or any other entity created by, maintained by, or relating in any way to David Dadante, or the trading in, granting or exercising of options in, or alleged manipulation of INOC stock.

This Release may not be changed without the written consent of INOC or its successor.

This Release and the rights and obligations established therein shall be governed and construed by the laws of the State of Ohio.

IN WITNESS WHEREOF, Releasor has caused this Release to be executed on ______________, 2008, by:

BY:

(Print full name)

Witness:
Notary Public

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Exhibit “C” to Settlement Agreement
dated October 5, 2008

ESCROW AGREEMENT

This Escrow Agreement (the “Escrow Agreement”) is made and entered into as of the _____ day of ________ 2008, by and between Mark E. Dottore, as Receiver (“Receiver”) for IPOF L.P., IPOF Fund II, L.P., GSI, GSGI and any affiliated entity, all of which are referred to as “IPOF Fund” and __________________________, as escrow agent (the “Escrow Agent”) (together with Receiver, “Escrow Parties”).

WHEREAS, Receiver, on behalf of IPOF Fund, and Innotrac Corporation (“INOC”) entered into a settlement agreement dated October ____, 2008 (“Settlement Agreement,” attached hereto as Exhibit A);

WHEREAS, Paragraphs 3 and 5 of the Settlement Agreement requires INOC to pay One Hundred Thousand Dollars ($100,000.00) to the Receiver and for the Receiver to hold such funds in an escrow account;

WHEREAS, the Settlement Agreement further provides that the Receiver, on behalf of IPOF Fund, will receive certain merger consideration, including cash and stock, by reason of the sale of all shares of common stock of INOC held by IPOF Fund; and

WHEREAS, Receiver desires to establish escrow accounts and appoint the Escrow Agent in accordance with the terms hereof and the Escrow Agent has agreed to do so.

NOW THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, sufficiency of which is hereby acknowledged, the Escrow Parties hereby agree as follows:

1.             DEFINED TERMS

Except as defined in this section or as otherwise indicated in this Agreement, all capitalized terms used herein without definition shall have the meanings attributed to them in the Settlement Agreement. Moreover, each defined term stated in the singular shall include the plural and each defined term stated in the plural shall include the singular. The word “including” means “including but not limited to.”

1.1.           Deposit. The term “Deposit” shall mean the amount of One Hundred Thousand Dollars ($100,000.00), and all such additional cash and stock received by the Receiver as part of merger consideration in connection with the sale of all shares of common stock of INOC held by IPOF Fund to be deposited into the Escrow Account.

1.2.           Escrow Account. The term “Escrow Account” shall mean one or more segregated escrow accounts established pursuant to the terms of this Agreement, including any brokerage account established for the purpose of receiving and holding stock that is part of the Escrow Funds as defined herein.

1.3.           Escrow Funds. The term “Escrow Funds” shall mean all funds and stock or the proceeds of sale thereof held in the Escrow Account (including the Deposit and the Income), as such amounts may be reduced from time to time by Expenses permitted under this Escrow Agreement and any losses on the investments set forth in Section 3.3 hereof.

1.4.           Expenses. The term “Expenses” shall mean all reasonable costs and expenses incurred by the Escrow Account and the Escrow Agent (in its capacity as such) pursuant to this Escrow Agreement, including the reasonable compensation paid to the Escrow Agent pursuant to Section 4.2 hereof, the reasonable out of pocket costs and expenses incurred in preparing and circulating the records and reports pursuant to Section 4.3 hereof, any indemnification paid pursuant to Section 4.7.1 hereof, and any amounts reserved by the Escrow Agent pursuant to this Escrow Agreement for any of the foregoing.

1.5.           Income. The term “Income” shall mean the interest, earnings and other income on the Escrow Funds.

1.6.           Person. The term “Person” shall mean an individual, a corporation, a partnership, a limited liability company, a joint venture, an association, a joint-stock company, an escrow account, any unincorporated organization, a government or political subdivision thereof or any other entity or being of whatever kind.

1.7.           Termination Date. The term “Termination Date” shall mean the date on which all the Escrow Funds have been disbursed by the Escrow Agent pursuant to the terms of this Escrow Agreement.

1.8           Receivership Action. “Receivership Action” as used herein means the action captioned  Sheldon Gordon, et al. v. David Dadante, et al, Case No. 1:05 CV 2726, pending in the United States District Court for the Northern District of Ohio.

2.             APPOINTMENT OF ESCROW AGENT

2.1.           Appointment. Receiver hereby appoints and designates ______________ as Escrow Agent for the Escrow Account. The Escrow Agent hereby accepts such appointment and agrees to serve hereunder for the purposes and on the terms set forth in this Escrow Agreement.

3.             THE ESCROW FUNDS

3.1.           Deposit. Subject to any order of the Court entered in the Receivership Action directing otherwise as to any part of the Deposit, the Receiver shall cause the Deposit to be deposited into the Escrow Account when received in accordance with the Settlement Agreement, and shall additionally deposit all cash and stock received as merger consideration from the sale of INOC common stock held by IPOF Fund.

3.2.            Escrow Funds. The Escrow Agent shall accept and maintain the Escrow Funds in the Escrow Account. The Escrow Agent shall hold and dispose of the Escrow Funds in accordance with the terms of this Escrow Agreement.

3.3.           Investment of Escrow Funds. The Escrow Agent is directed and instructed to initially invest and reinvest the Escrow Funds in [the ___________Bank Time Demand Open Account]. Receiver may provide instructions changing the investment of the Escrow Funds (subject to applicable minimum investment requirements) by the furnishing of a written certification to the Escrow Agent; provided, however, that no investment or reinvestment may be made except the following:

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3.3.1.    Direct obligations of the United States of America or obligations the principal of and the interest on which are unconditionally guaranteed by the United States of America;

3.3.2.    Certificates of deposit issued by any bank, bank and trust company, or national banking association with a total capital and surplus of at least $250,000,000 (including the Escrow Agent and its affiliates), which certificates of deposit are insured by the Federal Deposit Insurance Corporation or similar governmental agency; or

3.3.3.    Any institutional money market fund or money market account offered by the Escrow Agent, including any institutional money market funds or money market account managed by the Escrow Agent or any of its affiliates.

3.3.4.    If at any time that an investment decision must be made the Escrow Agent has not received a written certification from Receiver, the Escrow Agent shall invest the Escrow Funds, or such portion thereof as to which no written certification from Receiver has been received, in a Bank Time Demand Open Account or equivalent.

3.3.5.    No investment by the Escrow Agent pursuant to this Escrow Agreement shall be made in any instrument or security that has a maturity of greater than ninety (90) days. Notwithstanding anything to the contrary contained herein, the Escrow Agent may, without notice to Receiver, sell or liquidate any of the foregoing investments at any time if the proceeds thereof are required for any disbursement of Escrow Funds permitted or required hereunder. All investment earnings shall become part of the Escrow Funds and investment losses shall be charged against the Escrow Funds. The Escrow Agent shall not be liable or responsible (except for its own misconduct) for loss in the value of any investment made pursuant to this Escrow Agreement, or for any loss, cost or penalty resulting from any sale or liquidation of the Escrow Funds. With respect to any Escrow Funds received by the Escrow Agent after three o’clock, p.m. New York, New York time, the Escrow Agent shall not be required to invest such funds or to effect any investment instruction until the next day upon which the banks in New York, New York are open for business.

3.3.6.    Notwithstanding the foregoing, Escrow Agent may hold any stock received as part of the Merger Consideration and, as directed by the Receiver, sell such stock from time to time.

3.4.           Income. Income earned by the Escrow Funds shall be considered part of the Escrow Funds and shall be reinvested in accordance with the terms of Section 3.3.

3.5.           Disbursement of the Escrow Funds. The Escrow Agent shall promptly release and disburse Escrow Funds to such persons who are entitled to distribution under the terms of the Settlement Agreement only upon the occurrence of the following event:

3.5.1     The Receiver presents to the Escrow Agent a written certification in the form attached as Exhibit “B” to this Agreement stating: (i) that each of the conditions contained in Section 6(a) of the Settlement Agreement has been satisfied by the recipient of Escrow Funds to be disbursed as a result of such recipient having executed and delivered to the Receiver a release in the form of Exhibit B of the Settlement Agreement, (ii) that each of the conditions contained in Section 6(b) through (d) of the Settlement Agreement has been satisfied, and (iii) the amount to be disbursed to the particular recipient.

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4.             ESCROW AGENT

4.1.           Duties. This Escrow Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto. The Escrow Agent is only authorized to take the actions specifically set forth in this Escrow Agreement. The Escrow Agent does not have any interest in the Escrow Funds but is serving as an escrow holder only and having only possession thereof.

4.2.           Compensation. The Escrow Agent shall be entitled to receive the compensation set forth in this Escrow Agreement for its services rendered as Escrow Agent under this Escrow Agreement and shall be entitled to reimbursement for its reasonable Expenses incurred in serving as Escrow Agent. All fees and Expenses to be paid to the Escrow Agent under this Escrow Agreement (including, without limitation, any amounts to be paid to Escrow Agent pursuant to Section 4.7.1) shall be paid from the Escrow Funds, and Receiver shall not be obligated to pay any fee or Expense under this Escrow Agreement. The Escrow Agent shall promptly (but in any case within 3 calendar days) notify Receiver of any disbursement of any portion of the Escrow Funds to itself.

4.3.           Records and Reports. The Escrow Agent shall maintain detailed accounts of all Expenses, receipts, disbursements, distributions, and other transactions relating to the Escrow Account and any Income accruing thereon, and such accounts, books, and records relating to the Escrow Account shall be available for inspection at reasonable hours by Receiver and INOC or its successor. The Escrow Agent shall establish a fiscal year for the Escrow Account (the “Fiscal Year”) and shall notify Receiver and INOC or its successor of the Fiscal Year after such establishment.  At monthly intervals and again within sixty (60) calendar days following the end of the Fiscal Year, the Escrow Agent shall deliver a written report to Receiver and INOC or its successor setting forth the receipts, disbursements, and distributions of the Escrow Account.

4.4.           No Implied Duties of Escrow Agent; Liability of Escrow Agent.

4.4.1.            The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no duties shall be implied. The Escrow Agent is not a principal, participant, or beneficiary in any transaction underlying this Escrow Agreement, is not a party to the Settlement Agreement, and shall have no responsibility for the content or application of the Settlement Agreement, except as expressly stated herein, or to determine or inquire into the happening or occurrence of any event or contingency, except as expressly stated herein.

4.4.2.    The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Escrow Agreement. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith in the absence of negligence, gross negligence, breach of fiduciary duty, or willful misconduct. The Escrow Agent’s sole responsibility shall be for the safekeeping, administration, investing, and disbursement of the Escrow Funds in accordance with the terms of this Escrow Agreement. The Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. The Escrow Agent may rely upon any certificate, notice, instruction, request or other instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which the Escrow Agent shall believe to be genuine and to have been signed or presented by the Person purporting to sign the same. In no event shall the Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages (including lost profits), unless the Escrow Agent has been advised of the, likelihood of such loss or damage and regardless of the form of action. The Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow Funds, any account in which Escrow Funds are deposited, this Escrow Agreement or the Settlement Agreement, or to appear in, prosecute or defend any such legal action or proceeding. The Escrow Agent may consult legal counsel selected by it (subject to the prior approval of Receiver) in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, or relating to any dispute involving any party hereto. The Escrow Account shall promptly pay from the Escrow Funds, upon demand, the reasonable fees and expenses of any such counsel.

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4.4.3.    The Escrow Agent is authorized, after prior notice to the Receiver and INOC or its successor, in its sole discretion, to comply with orders issued or process entered by any court with respect to the Escrow Funds, with reasonable determination by the Escrow Agent of such court’s jurisdiction in the matter or reasonable determination by the Escrow Agent of the appealability of such orders. If any portion of the Escrow Funds is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, the Escrow Agent is authorized, after prior notice to the Receiver and INOC or its successor, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it (subject to the prior approval of Receiver and INOC or its successor) is binding upon it without the need for appeal or other action; and if the Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other Person by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

4.5           Resignation. The Escrow Agent may resign at any time upon giving Receiver and INOC or its successor Thirty (30) days prior written notice to that effect. In such event, the successor shall be such Person as shall be mutually selected by Receiver and INOC or its successor. The Escrow Agent shall deliver a true and correct copy of the records relating to the Escrow Account to its successor. It is understood and agreed that such resignation shall not be effective until the successor agrees to act hereunder; provided, however, that if no successor is appointed and acting hereunder within thirty (30) calendar days after such notice is given, the Escrow Agent may deliver and deposit the Escrow Funds into a court of competent jurisdiction. The Escrow Agent shall have no liability to Receiver or any other Person with respect to any suspension of performance or disbursement into court; specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of funds held in the Escrow Funds or any delay in or with respect to any other action required or requested of Escrow Agent. The retiring Escrow Agent shall transmit all records pertaining to the Escrow Funds and shall pay all Escrow Funds to The successor Escrow Agent, after making copies of such records as the retiring Escrow Agent deems advisable and after deduction and payment to the retiring Escrow Agent of all reasonable fees and expenses (including court costs and attorneys’ fees) payable to or incurred by the retiring Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder. After any retiring Escrow Agent’s resignation, the provisions of this Escrow Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Escrow Agreement. Any corporation or association into which Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation or association to which all or substantially all of the Escrow Account business of Escrow Agent’s corporate Escrow Account line of business may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

4.6.           Removal. Receiver shall have the right at any time, with or without cause, to substitute a new Escrow Agent by giving thirty (30) days prior written notice thereof to the Escrow Agent and INOC or its successor then acting. The removed Escrow Agent shall transmit all records pertaining to the Escrow Funds and shall pay all Escrow Funds to the successor Escrow Agent, after deduction and payment to the removed Escrow Agent of all reasonable fees and expenses payable to, and incurred by, the removed Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder as of the date of removal. After any Escrow Agent’s removal, the provisions of this Escrow Agreement shall inure to its benefit as to any actions taken or committed to be taken by it while it was Escrow Agent under this Escrow Agreement.

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4.7.           Indemnification

4.7.1.            Indemnification of Escrow Agent. From and at all times after the date of this Escrow Agreement, the Escrow Agent and each director, officer, employee, attorney, agent, and affiliate of Escrow Agent (collectively, the “Indemnified Parties”) shall be, to the fullest extent permitted by law, defended, indemnified and held harmless by the Escrow Account against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys’ fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any Person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any Person under any statute or regulation, including any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Escrow Agreement or any transactions contemplated herein, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified, defended or held harmless hereunder for any liability or losses caused by its own misconduct or by the breach by the Escrow Agent of this Escrow Agreement. The Escrow Agent shall have the right to select its own counsel (subject to the prior approval of Receiver), whose reasonable fees shall be paid as an Expense from the Escrow Funds. The obligations under this Section 4.7.1 shall survive any termination of this Escrow Agreement and the resignation or removal of the Escrow Agent. Any amount that the Escrow Account becomes liable to pay as a result of the obligations set forth in this Section 4.7.1 shall be paid from the Escrow Funds.

4.7.2.            Indemnification by Escrow Agent. The Escrow Agent shall indemnify, defend and hold harmless the Escrow Account and Receiver and INOC or its successor against any loss, liability, or expense (including without limitation, reasonable fees and disbursements of counsel) incurred as the result of breach of this Escrow Agreement, negligence, gross negligence, embezzlement, or other misappropriation of the Escrow Funds by the Escrow Agent, its officers, directors, employees, and agents, or other misconduct by the Escrow Agent, its officers, directors, employees, and agents. The Escrow Agent shall not use the Escrow Funds to make any payments due under this Section 4.7.2.

5.             MISCELLANEOUS

5.1.   Termination. This Escrow Agreement shall terminate on the Termination Date; provided, however, that the obligations set forth in this Section 5.1 and Section 4.7 shall survive the termination of this Escrow Agreement. After one year following termination of the Escrow Account, the Escrow Agent may dispose of any records or reports concerning this Escrow Account and any transactions relating to it in accordance with the Escrow Agent’s established procedures, but in any event only upon ninety (90) calendar days prior written notice to Receiver and INOC or its successor. In the event that Receiver or INOC or its successor desires a copy of such records or reports, the Escrow Agent shall permit such person access to such records or reports for copying at such person’s sole expense prior to the Escrow Agent’s disposal of the same.

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5.2.           Counterparts. This Escrow Agreement may be executed in multiple counterparts, all of which constitute a single agreement, and may be delivered by facsimile or email (as a ..pdf attachment), which facsimile or email (as a .pdf attachment) signature shall be deemed an original.

5.3.           Amendments and Modifications. This Escrow Agreement, along with the exhibits hereto (which exhibits are hereby incorporated by reference), contains all the terms agreed upon by the Escrow Parties with respect to the subject matter hereof. In the event that there is a conflict between this Escrow Agreement and the Settlement Agreement, this Escrow Agreement shall be enforceable over the conflicting provision or provisions of the Settlement Agreement. This Escrow Agreement may be amended or modified only by subsequent joint written instrument executed by Receiver and INOC or its successor, and if the amendment in any way affects the compensation, duties, or responsibilities of the Escrow Agent, by a duly authorized representative of the Escrow Agent. No waiver of any provision hereof or rights hereunder shall be binding upon Receiver or INOC or its successor unless evidenced by a signed writing.

5.4.           Enforceability. In the event that any one or more of the provisions contained in this Escrow Agreement shall be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Escrow Agreement shall be construed as if such invalid, illegal, or unenforceable provision did not exist.

5.5.           Notices. All notices required or authorized under this Escrow Agreement shall be in writing, (a) sent by facsimile (with receipt personally confirmed by telephone), electronically transmitted as a .pdf attachment to an email message, delivered by personal delivery, or sent by commercial delivery service or certified mail, return receipt requested, (b) deemed to have been given on the date faxed with receipt confirmed, the date the email transmission was sent, the date of personal delivery, or the date set forth in the records of the delivery service or on the return receipt, and (c) addressed to the Receiver and INOC or its successor, and to the Escrow Agent as follows:

To Escrow	[ ]
Agent:

With a copy to:	[ ]

5.6.           Headings. Titles, headings, or subheadings contained in this Escrow Agreement are included only for ease of reference and have no substantive effect.

5.7.           Governing Law. This Escrow Agreement shall be governed by and construed in accordance with the internal laws of the State of Ohio applicable to contracts made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

5.8.           Benefit of Agreement. Nothing in this Escrow Agreement, express or implied, confers on any Person, other than the Parties hereto and their successors and assigns hereunder, any benefit or any legal or equitable right, remedy or claim under this Escrow Agreement.  INOC is an intended third-party beneficiary of this Escrow Agreement with the right to enforce the provisions of this Escrow Agreement and to demand that the Receiver reasonably enforce the provisions of this Escrow Agreement.

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5.9.           Confidentiality. Copies of all documents, notices, statements, and reports provided to any Escrow Party or other Person as permitted under this Escrow Agreement shall be provided on a confidential basis and shall be kept confidential by all other Escrow Parties or Persons unless such information is otherwise publicly available or unless such information is required by law to be released to any third party, provided, however, that any Escrow Party may share such information with their employees, agents, representatives, accountants, attorneys, and advisors subject to advising such Persons of the requirement that such information must be kept confidential. Notwithstanding the foregoing, nothing in this Paragraph shall prohibit Receiver from supplying to the appropriate judicial authority such documents, notices, statements, and reports as are required by that authority.

5.10.         Rights of the Parties. Nothing in this Escrow Agreement shall be interpreted as conferring upon any Escrow Party any rights to the Escrow Account or the Escrow Funds other than as may be set forth in the Settlement Agreement or this Escrow Agreement.

5.11.         Identifying Information. Receiver acknowledges that certain identifying information is being requested by the Escrow Agent in connection with the USA Patriot Act, Pub. L. 107-56 (the “Act”), and Receiver agrees to provide any information reasonably requested by the Escrow Agent in connection with the Act or any similar legislation or regulation to which the Escrow Agent is subject, in a timely manner.

5.12.         Force Majeure. No party to this Escrow Agreement shall be liable to any other party for losses arising out of, or the inability to perform its obligations under the terms of this Escrow Agreement, due to acts of God, which shall include, but shall not be limited to, fire, floods, strikes, mechanical failure, war, riot, nuclear accident, earthquake, terrorist attack, computer piracy, cyber-terrorism or other acts beyond the control of the parties hereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be signed as of the date first above written:

Mark E. Dottore, Receiver

ESCROW AGENT

By:
Title:

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Exhibit B

______________, 2008

[______________]

Re:	Disbursement of Escrow Funds

Dear ____________:

I, Mark E. Dottore, Receiver for IPOF, L.P., IPOF Fund, IPOF Fund II, L.P. GSI, GSGI, and any affiliate thereof hereby certify that the conditions set forth in Section 6(b) through (d) of the Settlement Agreement dated October ___, 2008, between the Receiver and Innotrac Corporation (the “Settlement Agreement”) have been fully satisfied, and [name of individual] has executed and delivered to me a release, a copy of which is attached hereto, as required under Section 6(a) of the Settlement Agreement.

Please release $ _____ from the Escrow Funds in account no. ______in accordance with Section 3.5 of the Escrow Agreement, dated October ____, 2008, between Receiver and [_____________] (as escrow agent).

Please make the above-referenced transfer by wire transfer to the following account:

[INSERT ACCOUNT INFORMATION]

Mark E. Dottore, Receiver